                                                                 Exhibit (c)(10)


                                SHAREHOLDERS AGREEMENT


         AGREEMENT, dated as of November 19, 1997, among HFS Incorporated, a Delaware corporation ("Parent"), HJ Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and the shareholder identified on the signature page hereof (the "Shareholder").

                                 W I T N E S S E T H:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and Jackson Hewitt Inc., a Virginia corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger");

         WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the announcement of the execution of the Merger Agreement, the Purchaser shall commence a cash tender offer (the "Offer") to purchase at a price of $68.00 per share all outstanding shares of Common Stock (as defined in Section 1 hereof) of the Company, including all of the Shares (as defined in Section 2 hereof) beneficially owned by the Shareholder; and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

         1. DEFINITIONS.  For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

         (b) "Common Stock" shall mean at any time the Common Stock, $.02 par value, of the Company.

         (c) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         (d) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

         2.   TENDER OF SHARES.

         (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Shareholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifteenth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Common Stock set forth opposite the Shareholder's name on Schedule I hereto (the "Existing Shares"), all of which are Beneficially Owned by the Shareholder, and any shares of Common Stock acquired by the Shareholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution or in any other way (such shares of Common Stock, together with the Existing Shares, the "Shares"). The Shareholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Shares in the Offer, including the Shares Beneficially Owned by the Shareholder, is subject to the terms and conditions of the Offer.

         (b) The Shareholder hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's shareholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

         3.   ADDITIONAL AGREEMENTS.

         (a) VOTING AGREEMENT. The Shareholder shall, at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, vote (or cause to be voted) the Shares (if any) then held of record or Beneficially Owned by the Shareholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Annex A to the Merger Agreement or set forth in Article VI of the Merger Agreement not being fulfilled.

         (b) NO INCONSISTENT ARRANGEMENTS. The Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Shares, (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the

Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

         (c)  GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

         (i) The Shareholder hereby irrevocably grants to, and appoints, Parent and James E. Buckman and Michael P. Monaco, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office held by such individuals with Parent, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shares, or grant a consent or approval in respect of the Shares in favor of the Transactions and against any Acquisition Proposal.

         (ii) The Shareholder represents that any proxies heretofore given in respect of the Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

         (iii) The Shareholder understands and acknowledges that Parent and the Purchaser are entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.
The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 13.1-663(D) of the Virginia Stock Corporation Act.

         (d) NO SOLICITATION. The Shareholder hereby agrees, in its capacity as a shareholder of the Company, that neither the Shareholder nor any of its subsidiaries or affiliates shall (and the Shareholder shall cause its officers, directors, partners, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any Acquisition Proposal. The Shareholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Shareholder will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Shareholder in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction. Any action taken by the Company or any member of the Board of Directors of the Company in accordance with Section 5.4(b) of the Merger Agreement shall be deemed not to violate this Section 3(d).

         (e) BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

         4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder hereby represents and warrants to Parent and the Purchaser as follows:

         (a)  OWNERSHIP OF SHARES.  The Shareholder is the record and
Beneficial Owner of the Existing Shares, as set forth on Schedule I. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by the Shareholder. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         (b) POWER; BINDING AGREEMENT. The Shareholder has the power (corporate, partnership or other) and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.

         (c) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to the Shareholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Shareholder or any of its properties or assets.

         (d) NO ENCUMBRANCES. Except as permitted by this Agreement, the Existing Shares and the certificates representing the Existing Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all Encumbrances, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Encumbrances or proxies arising hereunder.

         (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

         (f) RELIANCE BY PARENT. The Shareholder understands and acknowledges that Parent and the Purchaser are entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER. Each of Parent and the Purchaser hereby represents and warrants to the Shareholder as follows:

         (a) POWER; BINDING AGREEMENT. Parent and the Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms.

         (b) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser and the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

         6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         7. STOP TRANSFER. The Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         8. TERMINATION. The covenants, agreements and proxy contained herein with respect to the Shares shall terminate upon the termination of the Merger Agreement in accordance with its terms.

         9.   MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (b) BINDING AGREEMENT. This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder's administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Parent or the Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or the Purchaser of its obligations hereunder if such assignee does not perform such obligations provided, further, that nothing herein shall limit the right of Parent to effect the consummation of its merger with and into CUC International ("CUC") pursuant to the Agreement and Plan of Merger, dated as of May 27, 1997, between CUC and Parent.

         (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to the Shareholder, to the address set forth on Schedule I hereto.

    If to Parent
    or the
    Purchaser:     HFS Incorporated
                   6 Sylvan Way
                   Parsippany, NJ  07054
                   Attention: James E. Buckman, Esq.
                   Telephone No.: (973) 428-9700
                   Telecopy No.:  (973) 496-5335


    Copy to:       Skadden, Arps, Slate,
                      Meagher & Flom LLP
                   919 Third Avenue
                   New York, New York  10022
                   Attention:  David Fox, Esq.
                   Telephone No.:  (212) 735-3000
                   Telecopy No.:   (212) 735-2000


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

         (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof; PROVIDED, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

         (l) WAIVER OF JURY TRIAL. Each party hereto hereby waives any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement.

         (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, Parent and the Purchaser have caused this Agreement to be duly executed as of the day and year first above written.


                              HFS INCORPORATED



                              By: /s/ Michael P. Monaco
                                 --------------------------------
                              Name:   Michael P. Monaco
                              Title:  Vice Chairman and Chief Financial Officer


                              HJ ACQUISITION CORP.



                              By: /s/ Michael P. Monaco
                                 --------------------------------
                              Name:   Michael P. Monaco
                              Title:  Vice Chairman and Chief Financial Officer

         IN WITNESS WHEREOF, the Shareholder has caused this Agreement to be duly executed as of the day and year first above written.


                                       SHAREHOLDER


                                       /s/ Michael E. Julian, Jr.
                                       -----------------------------------
                                       Michael E. Julian, Jr.

                                      Schedule I



                                  Number of Shares Beneficially Owned
                                  Direct                      Stock
Address of Shareholder            Ownership                   Options
----------------------            ---------                   -------

P.O. Box 3498
Jackson, MS 39204                  10,000                      12,000(1)


2,400 of these shares are exercisable within 60 days.